Exhibit 99.1

W. R. Berkley Corporation	NEWS
475 Steamboat Road	RELEASE
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS
RECORD NET INCOME OF $744 MILLION FOR 2007
Twenty-first Consecutive Quarter that Return on Equity Exceeds 20%
     Greenwich, CT, February 11, 2008 — W. R. Berkley Corporation (NYSE: BER) today reported net income for 2007 of $3.78 per share, or $744 million, compared to $3.46 per share, or $700 million, for 2006. Net operating income for 2007 was $3.73 per share, or $734 million, compared with $3.43 per share, or $692 million, for 2006. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Gross premiums written	$1,160,080	$1,218,542	$5,053,230	$5,276,914
Net premiums written	1,051,964	1,113,571	4,575,989	4,818,993

Income before income taxes	261,565	282,431	1,057,634	988,645
Net income	184,124	198,056	743,646	699,518
Net income per diluted share	0.97	0.98	3.78	3.46

Net operating income	183,213	193,666	734,005	692,404
Net operating income per diluted share	0.97	0.96	3.73	3.43

W. R. Berkley Corporation	Page 2
Full year 2007 highlights included:
•	Return on equity was 22.3%.

•	GAAP combined ratio was 88.1%.

•	Net investment income grew 15% to $673 million.

•	Paid loss ratio was 42%.

•	Repurchased 15.2 million shares of the Company’s common stock, including 3.2 million shares in the fourth quarter.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our financial results for the fourth quarter and full year, having achieved a twenty-two percent return on equity after tax for both periods. The Company continued to have strong underwriting performance with a combined ratio of 88.1% and a paid loss ratio of 42%. While we anticipate 2008 will be increasingly competitive from an underwriting perspective, we still expect to deliver excellent returns.
     “Investment income grew by fifteen percent in 2007, without any sacrifice to the quality of the investment portfolio. We have virtually no sub-prime exposure. It is likely that investment returns will continue to be under pressure due to current economic uncertainties and the shape of the yield curve.
     “In the current environment, capital oversight is an important part of management’s responsibility. We repurchased over fifteen million shares of our common stock in 2007, representing eight percent of our outstanding shares.
     “In the long-run, every business succeeds because of its people, its relationships with its distribution and its ultimate customers. We continue to believe that we will be able to deliver outstanding returns to our shareholders and exceed our minimum targeted return of fifteen percent after tax for the foreseeable future,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Monday, February 11, 2008 at 8:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2008 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance or reinsurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2008 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Revenues:
Net premiums written	$1,051,964	$1,113,571	$4,575,989	$4,818,993
Change in unearned premiums	109,600	52,137	87,712	(126,371)

Premiums earned	1,161,564	1,165,708	4,663,701	4,692,622
Net investment income	172,506	163,827	672,660	586,175
Insurance service fees	22,663	24,630	97,689	104,812
Realized investment gains	1,456	5,912	14,938	9,648
Revenues from wholly-owned investees	41,619	—	102,846	—
Other revenues	195	366	1,805	1,574

Total revenues	1,400,003	1,360,443	5,553,639	5,394,831

Expenses:
Losses and loss expenses	684,388	689,249	2,779,578	2,864,498
Operating costs and expenses	391,232	366,275	1,530,987	1,449,166
Expenses from wholly-owned investees	39,929	—	96,444	—
Interest expense	22,889	22,488	88,996	92,522

Total expenses	1,138,438	1,078,012	4,496,005	4,406,186

Income before income taxes and minority interest	261,565	282,431	1,057,634	988,645

Income tax expense	(76,050)	(83,147)	(310,905)	(286,398)
Minority interest	(1,391)	(1,228)	(3,083)	(2,729)

Net income	$184,124	$198,056	$743,646	$699,518

Net income per share:
Basic	$1.01	$1.03	$3.94	$3.65

Diluted	$0.97	$0.98	$3.78	$3.46

Average shares outstanding:
Basic	181,930	191,745	188,981	191,809
Diluted	189,167	201,557	196,698	201,961

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Specialty:
Gross premiums written	$450,323	$467,560	$1,816,727	$1,918,521
Net premiums written	415,963	438,139	1,704,880	1,814,479
Premiums earned	445,038	444,597	1,772,547	1,752,507
Pre-tax income	127,985	140,389	516,931	479,105
Loss ratio	57.6%	56.4%	57.3%	59.1%
Expense ratio	27.7%	24.6%	26.7%	25.0%
GAAP combined ratio	85.3%	81.0%	84.0%	84.1%

Regional: (2)
Gross premiums written	$336,646	$328,811	$1,441,077	$1,415,311
Net premiums written	299,305	291,597	1,267,451	1,235,302
Premiums earned	321,377	308,074	1,250,914	1,205,912
Pre-tax income	54,497	51,796	215,228	201,417
Loss ratio	59.2%	60.3%	59.1%	59.7%
Expense ratio	31.7%	30.5%	31.4%	30.6%
GAAP combined ratio	90.9%	90.8%	90.5%	90.3%

Alternative Markets:
Gross premiums written	$139,631	$140,715	$758,285	$747,680
Net premiums written	114,791	119,569	656,369	651,255
Premiums earned	164,293	167,157	651,909	658,805
Pre-tax income	56,764	73,081	248,080	291,416
Loss ratio	62.9%	55.7%	59.2%	53.5%
Expense ratio	22.5%	21.4%	23.1%	22.1%
GAAP combined ratio	85.4%	77.1%	82.3%	75.6%

Reinsurance:
Gross premiums written	$139,800	$201,717	$732,233	$940,797
Net premiums written	134,120	192,840	682,241	892,769
Premiums earned	167,616	192,834	740,439	859,411
Pre-tax income	41,109	40,137	178,302	135,424
Loss ratio	60.3%	66.8%	65.3%	72.0%
Expense ratio	37.1%	31.6%	31.3%	27.8%
GAAP combined ratio	97.4%	98.4%	96.6%	99.8%

International:
Gross premiums written	$93,680	$79,739	$304,908	$254,605
Net premiums written	87,785	71,426	265,048	225,188
Premiums earned	63,240	53,046	247,892	215,987
Pre-tax income	17,880	12,676	44,457	34,447
Loss ratio	53.3%	57.3%	62.6%	64.2%
Expense ratio	34.6%	32.3%	32.4%	32.0%
GAAP combined ratio	87.9%	89.6%	95.0%	96.2%
(Continued)

W. R. Berkley Corporation	Page 6
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Corporate and Eliminations:
Realized investment gains	$1,456	$5,912	$14,938	$9,648
Interest expense	(22,889)	(22,488)	(88,996)	(92,522)
Other revenues and expenses (3)	(15,237)	(19,072)	(71,306)	(70,290)
Pre-tax loss	(36,670)	(35,648)	(145,364)	(153,164)

Total:
Gross premiums written	$1,160,080	$1,218,542	$5,053,230	$5,276,914
Net premiums written	1,051,964	1,113,571	4,575,989	4,818,993
Premiums earned	1,161,564	1,165,708	4,663,701	4,692,622
Pre-tax income	261,565	282,431	1,057,634	988,645
Loss ratio	58.9%	59.1%	59.6%	61.0%
Expense ratio	29.8%	27.4%	28.5%	27.0%
GAAP combined ratio	88.7%	86.5%	88.1%	88.0%

(1)	Loss ratio is losses and loss expenses expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the fourth quarters of 2007 and 2006, weather-related losses were $3 million and $8 million, respectively. For the full year of 2007 and 2006, weather-related losses were $34 million and $39 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31,	December 31,
	2007	2006
Net invested assets (1)	$13,182,991	$12,012,298
Total assets	16,828,718	15,656,489
Reserves for losses and loss expenses	8,678,034	7,784,269
Senior notes and other debt	1,121,793	869,187
Junior subordinated debentures	249,375	241,953
Stockholders’ equity (2)	3,566,323	3,335,159
Shares outstanding	180,321	192,772
Stockholders’ equity per share	19.78	17.30

(1)	Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	Stockholders’ equity includes after-tax unrealized gains from investments and currency translation adjustments of $67 million and $126 million as of December 31, 2007 and December 31, 2006, respectively.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Reconciliation of net operating income to net income:
Net operating income (1)	$183,213	$193,666	$734,005	$692,404
Realized investment gains, net of taxes	911	4,390	9,641	7,114

Net income	$184,124	$198,056	$743,646	$699,518

Return on equity (2):
Net Income	22.1%	30.9%	22.3%	27.2%
Net operating income	22.0%	30.2%	22.0%	27.0%

Cash flow:
Cash flow from operations before cash transfers to/from trading account (3)	$349,718	$452,611	$1,479,767	$1,789,014
Trading account transfers	—	—	—	(225,000)

Cash flow from operations	$349,718	$452,611	$1,479,767	$1,564,014

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

W. R. Berkley Corporation	Page 9
Investments
(Amounts in thousands)
December 31, 2007

	With	With
	Insured	Underlying
Municipal Fixed Income Securities	Rating	Rating
AAA (1)	$4,017,912	$2,001,492
AA+	400,734	642,457
AA	343,708	747,144
AA-	237,874	620,113
A+	60,925	480,193
A	35,863	220,487
A-	37,764	186,895
BBB+	45,499	47,845
BBB	28,901	95,397
BBB-	26,145	37,562
B-	8,963	8,963
Not rated (2)	—	155,740

Total	$5,244,288	$5,244,288

Overall credit quality	AA+	AA

(1)	Includes $1,107,721 of escrowed to maturity and pre-refunded bonds.

(2)	Represents insured bonds for which the underlying securities are not rated. Based on ratings for similar securities of the same issuer, the Company considers these securities to be investment grade with an average rating of A. In the interest of conservatism, a BBB- rating was applied to these securities in computing the overall credit quality of the portfolio.

Residential mortgage-backed securities
US Government or government sponsored entity	$1,242,274
Prime	270,711
Alt A (1)	114,523

Total	$1,627,508

(1)	The Company defines Alt A securities as securities issued by dedicated Alt A shelves and backed by loans made to borrowers with credit ratings that fall below prime (the highest rated borrowers) but above sub-prime. The Company’s Alt A securities are backed by fixed rate loans that were issued in 2003 and 2004 and have demonstrated good payment history and solid credit support characteristics to date.